Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Release	Page 1 of 5

CenterPoint Energy reports first quarter 2016 earnings of $0.36 per diluted share and reaffirms full year guidance of $1.12 to $1.20

•	Strong utility performance despite milder weather

•	Midstream Investments delivers earnings contributions in-line with expectations

Houston, TX – May 10, 2016 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $154 million, or $0.36 per diluted share, for the first quarter of 2016, compared with $131 million, or $0.30 per diluted share for the same period of the prior year. On a guidance basis, first quarter 2016 earnings were $0.32 per diluted share, consisting of $0.23 from utility operations and $0.09 from midstream investments.

Operating income for the first quarter of 2016 was $250 million, compared with $256 million in the first quarter of the prior year. Equity income from midstream investments was $60 million for the first quarter of 2016, compared with $52 million for the same period in the prior year.

“2016 is off to a solid start with strong performance from our gas and electric utilities,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “Enable Midstream provided first quarter earnings in-line with expectations as they continue to execute their strategy.”

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $83 million for the first quarter of 2016, consisting of $59 million from the regulated electric transmission & distribution utility operations (TDU) and $24 million related to securitization bonds. Operating income for the first quarter of 2015 was $96 million, consisting of $68 million from the TDU and $28 million related to securitization bonds.

Operating income for the TDU benefited primarily from higher net transmission related revenues ($11 million) and customer growth ($6 million). These benefits were more than offset by higher depreciation ($12 million), lower right of way revenues ($6 million) and higher operations and maintenance expense ($5 million).

-more-

Natural Gas Distribution

The natural gas distribution segment reported operating income of $160 million for the first quarter of 2016, compared with $146 million for the same period of 2015. Operating income benefited from rate increases ($21 million) and customer growth ($2 million). These benefits were partially offset by decreased usage ($4 million), higher depreciation and amortization expenses ($4 million) and higher labor and benefits expenses ($3 million).

Energy Services

The energy services segment reported operating income of $6 million for the first quarter of 2016, which included a mark-to-market accounting loss of $9 million, compared with $13 million for the same period of 2015, which included a mark-to-market loss of $4 million. Excluding mark-to-market losses, the remaining $2 million decrease was margin related, primarily due to reduced weather-related optimization opportunities.

Midstream Investments

The midstream investments segment reported $60 million of equity income for the first quarter of 2016, compared with $52 million in the first quarter of the prior year.

Enable Midstream also declared a quarterly cash distribution on April 26, 2016, of $0.318 per common and subordinated unit. Please refer to Enable’s May 4, 2016, earnings press release for details.

Dividend Declaration

On April 28, 2016, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.2575 per share of common stock payable on June 10, 2016, to shareholders of record as of the close of business on May 16, 2016.

Outlook for 2016

On a consolidated basis, CenterPoint Energy reaffirms its earnings estimate for 2016 in the range of $1.12 to $1.20 per diluted share.

The guidance range considers utility operations performance to date and certain significant variables that may impact earnings, such as weather, regulatory and judicial proceedings, throughput, commodity prices, effective tax rates, and financing activities. In providing this guidance, the company does not include other potential impacts, such as changes in accounting standards or unusual items, earnings from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s energy service business.

-more-

In providing guidance, the company assumes for midstream investments a 55.4 percent limited partner ownership interest in Enable Midstream and includes the amortization of our basis differential in Enable Midstream. The company’s guidance takes into account such factors as Enable Midstream’s most recent public outlook for 2016 dated May 4, 2016, and effective tax rates. The company does not include other potential impacts such as any changes in accounting standards or Enable Midstream’s unusual items.

CenterPoint Energy, Inc. and Subsidiaries

Reconciliation of Net Income and diluted EPS to the basis used in providing 2016 annual earnings guidance

	Quarter Ended March 31, 2016
	Net Income (in millions)	EPS
Consolidated as reported	$154	$0.36
Midstream Investments	(37)	(0.09)

Utility Operations (1)	117	0.27

Timing effects impacting CES(2):
Mark-to-market (gains) losses	6	0.01
ZENS-related mark-to-market (gains) losses:
Marketable securities (3)	(58)	(0.13)
Indexed debt securities	36	0.08

Utility operations earnings on an adjusted guidance basis	$101	$0.23

Per the basis used in providing 2016 earnings guidance:
Utility Operations on a guidance basis	$101	$0.23
Midstream Investments	37	0.09

2016 Consolidated on a guidance basis	$138	$0.32

(1)	CenterPoint earnings excluding Midstream Investments
(2)	Energy Services segment
(3)	Time Warner Inc., Time Warner Cable Inc., and Time Inc.

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended March 31, 2016. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and certain documents relating to its corporate governance can also be found under the Investors section.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Tues., May 10, 2016, at 10 a.m. Central time or 11 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns a 55.4 percent limited partner interest in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp., which owns, operates and develops natural gas and crude oil infrastructure assets. With more than 7,400 employees, CenterPoint Energy and its predecessor companies have been in business for more than 140 years. For more information, visit the website at www.CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses (including the businesses of Enable Midstream Partners (Enable Midstream)), including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform, tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable Midstream; (4) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (5) the timing and outcome of any audits, disputes or other proceedings related to taxes; (6) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (7) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (8) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials, and the impact of commodity changes on producer related activities; (9) weather variations and other natural phenomena, including the impact on operations and capital from severe weather events; (10) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (11) the impact of unplanned facility outages; (12) timely and appropriate regulatory

-more-

actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (13) changes in interest rates or rates of inflation; (14) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (15) actions by credit rating agencies; (16) effectiveness of CenterPoint Energy’s risk management activities; (17) inability of various counterparties to meet their obligations; (18) non-payment for services due to financial distress of CenterPoint Energy’s and Enable Midstream’s customers; (19) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly owned subsidiary of NRG Energy, Inc., and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (20) the ability of retail electric providers, and particularly the largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (21) the outcome of litigation; (22) CenterPoint Energy’s ability to control costs, invest planned capital, or execute growth projects; (23) the investment performance of pension and postretirement benefit plans; (24) potential business strategies, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses, for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy; (25) acquisition and merger activities and successful integration of such activities, involving CenterPoint Energy or its competitors; (26) the ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (27) future economic conditions in regional and national markets and their effects on sales, prices and costs; (28) the performance of Enable Midstream, the amount of cash distributions CenterPoint Energy receives from Enable Midstream, and the value of its interest in Enable Midstream, and factors that may have a material impact on such performance, cash distributions and value, including certain of the factors specified above and: (A) the integration of the operations of the businesses contributed to Enable Midstream; (B) the achievement of anticipated operational and commercial synergies and expected growth opportunities, and the successful implementation of Enable Midstream’s business plan; (C) competitive conditions in the midstream industry, and actions taken by Enable Midstream’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable Midstream; (D) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions served by Enable Midstream, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable Midstream’s interstate pipelines; (E) the demand for crude oil, natural gas, NGLs and transportation and storage services; (F) changes in tax status; (G) access to growth capital; and (H) the availability and prices of raw materials for current and future construction projects; (29) effective tax rate; (30) the effect of changes in and application of accounting standards and pronouncements; (31) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), CenterPoint Energy also provides guidance based on adjusted diluted earnings per share, which is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. A reconciliation of net income and diluted earnings per share to the basis used in providing 2016 guidance is provided in this news release.

Management evaluates financial performance in part based on adjusted diluted earnings per share and believes that presenting this non-GAAP financial measure enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods by excluding items that Management does not believe most accurately reflect its fundamental business performance, which items include the items reflected in the reconciliation table of this news release. This non-GAAP financial measure should be considered as a supplement and complement to, and not as a substitute for, or superior to, the most directly comparable GAAP financial measure and may be different than non-GAAP financial measures used by other companies.

###

CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended March 31,
	2016	2015
Revenues:
Electric Transmission & Distribution	$660	$612
Natural Gas Distribution	895	1,193
Energy Services	439	650
Other Operations	4	4
Eliminations	(14)	(26)

Total	1,984	2,433

Expenses:
Natural gas	852	1,354
Operation and maintenance	521	498
Depreciation and amortization	260	217
Taxes other than income taxes	101	108

Total	1,734	2,177

Operating Income	250	256

Other Income (Expense) :
Gain (loss) on marketable securities	90	(17)
Gain (loss) on indexed debt securities	(56)	24
Interest and other finance charges	(87)	(89)
Interest on securitization bonds	(24)	(28)
Equity in earnings of unconsolidated affiliate	60	52
Other - net	7	11

Total	(10)	(47)

Income Before Income Taxes	240	209
Income Tax Expense	86	78

Net Income	$154	$131

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended March 31,
	2016	2015
Basic Earnings Per Common Share	$0.36	$0.30

Diluted Earnings Per Common Share	$0.36	$0.30

Dividends Declared per Common Share	0.2575	$0.2475
Weighted Average Common Shares Outstanding (000):
- Basic	430,407	429,955
- Diluted	432,594	431,183
Operating Income by Segment
Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$59	$68
Transition and System Restoration Bond Companies	24	28

Total Electric Transmission & Distribution	83	96
Natural Gas Distribution	160	146
Energy Services	6	13
Other Operations	1	1

Total	$250	$256

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended March 31,		% Diff Fav/(Unfav)
	2016	2015
Results of Operations:
Revenues:
Electric transmission and distribution utility	$540	$514	5%
Transition and system restoration bond companies	120	98	22%

Total	660	612	8%

Expenses:
Operation and maintenance	329	307	(7%)
Depreciation and amortization	95	83	(14%)
Taxes other than income taxes	57	56	(2%)
Transition and system restoration bond companies	96	70	(37%)

Total	577	516	(12%)

Operating Income	$83	$96	(14%)

Operating Income:
Electric transmission and distribution operations	$59	$68	(13%)
Transition and system restoration bond companies	24	28	(14%)

Total Segment Operating Income	$83	$96	(14%)

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	5,019,455	5,412,794	(7%)
Total	18,130,601	18,014,776	1%
Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	111%	57%	54%
Heating degree days	86%	135%	(49%)
Number of metered customers - end of period:
Residential	2,095,035	2,043,463	3%
Total	2,364,784	2,310,706	2%

	Natural Gas Distribution
	Quarter Ended March 31,		% Diff Fav/(Unfav)
	2016	2015
Results of Operations:
Revenues	$895	$1,193	(25%)
Natural gas	445	756	41%

Gross Margin	450	437	3%

Expenses:
Operation and maintenance	189	186	(2%)
Depreciation and amortization	59	55	(7%)
Taxes other than income taxes	42	50	16%

Total	290	291	—

Operating Income	$160	$146	10%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	73	97	(25%)
Commercial and Industrial	86	88	(2%)

Total Throughput	159	185	(14%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	87%	113%	(26%)
Number of customers - end of period:
Residential	3,163,094	3,137,337	1%
Commercial and Industrial	254,781	251,811	1%

Total	3,417,875	3,389,148	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services
	Quarter Ended March 31,		% Diff Fav/(Unfav)
	2016	2015
Results of Operations:
Revenues	$439	$650	(32%)
Natural gas	421	624	33%

Gross Margin	18	26	(31%)

Expenses:
Operation and maintenance	10	12	17%
Depreciation and amortization	1	1	—
Taxes other than income taxes	1	—	—

Total	12	13	8%

Operating Income	$6	$13	(54%)

Mark-to-market loss	$(9)	$(4)	(125%)

Energy Services Operating Data:
Throughput data in BCF	171	185	(8%)

Number of customers - end of period	18,073	18,206	(1%)

	Other Operations
	Quarter Ended March 31,		% Diff Fav/(Unfav)
	2016	2015
Results of Operations:
Revenues	$4	$4	—
Expenses	3	3	—

Operating Income	$1	$1	—

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Quarter Ended March 31,
	2016	2015
Capital Expenditures by Segment
Electric Transmission & Distribution	$212	$208
Natural Gas Distribution	89	91
Energy Services	—	1
Other Operations	8	9

Total	$309	$309

Interest Expense Detail

(Millions of Dollars)

(Unaudited)

	Quarter Ended March 31,
	2016	2015
Interest Expense Detail
Amortization of Deferred Financing Cost	$6	$6
Capitalization of Interest Cost	(2)	(3)
Transition and System Restoration Bond Interest Expense	24	28
Other Interest Expense	83	86

Total Interest Expense	$111	$117

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$218	$264
Other current assets	2,117	2,425

Total current assets	2,335	2,689

Property, Plant and Equipment, net	11,718	11,537

Other Assets:
Goodwill	840	840
Regulatory assets	3,031	3,129
Investment in unconsolidated affiliate	2,580	2,594
Preferred units – unconsolidated affiliate	363	—
Other non-current assets	137	501

Total other assets	6,951	7,064

Total Assets	$21,004	$21,290

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$—	$40
Current portion of securitization bonds long-term debt	400	391
Indexed debt	148	145
Current portion of other long-term debt	576	328
Other current liabilities	1,410	1,554

Total current liabilities	2,534	2,458

Other Liabilities:
Accumulated deferred income taxes, net	5,116	5,047
Regulatory liabilities	1,306	1,276
Other non-current liabilities	1,188	1,182

Total other liabilities	7,610	7,505

Long-term Debt:
Securitization bonds	2,122	2,276
Other	5,232	5,590

Total long-term debt	7,354	7,866

Shareholders’ Equity	3,506	3,461

Total Liabilities and Shareholders’ Equity	$21,004	$21,290

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash Flows from Operating Activities:
Net income	$154	$131
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	266	224
Deferred income taxes	65	7
Write-down of natural gas inventory	1	2
Equity in earnings of unconsolidated affiliate, net of distributions	(60)	20
Changes in net regulatory assets	2	58
Changes in other assets and liabilities	203	225
Other, net	3	(1)

Net Cash Provided by Operating Activities	634	666
Net Cash Used in Investing Activities	(269)	(337)
Net Cash Used in Financing Activities	(411)	(393)

Net Decrease in Cash and Cash Equivalents	(46)	(64)
Cash and Cash Equivalents at Beginning of Period	264	298

Cash and Cash Equivalents at End of Period	$218	$234

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.